UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2012, Hancock Holding Company (the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) with SunTrust Bank, as administrative agent, and the other lenders named therein.

The Loan Agreement has a three year term ending December 21, 2015 and provides for a $220 million term loan facility, all of which was borrowed by the Company on December 21, 2012. The maximum amount available for borrowings under the term loan facility may be increased by an aggregate principal amount of up to $50 million, subject to obtaining additional funding commitments from existing or new lenders and satisfaction of other conditions contained in the Loan Agreement, for total possible borrowing capacity under the term loan facility of $270 million. Amounts outstanding under the term loan facility bear interest at LIBOR plus 1.875% per annum and may be prepaid in whole or in part by the Company at any time without premium or penalty.

The Loan Agreement includes financial covenants and other restrictions customary in financings of this nature. Outstanding indebtedness under the Loan Agreement can be accelerated by the lenders upon the occurrence of customary events of default.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Loan Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 21, 2012, in connection with the execution of the Loan Agreement, the Term Loan Agreement, dated May 20, 2011, among the Company, SunTrust as administrative agent and the lenders party thereto (the “Prior Loan Agreement”), was terminated and the principal and interest amounts outstanding under the Prior Loan Agreement were paid in full from borrowings under the new Loan Agreement. The Prior Loan Agreement was scheduled to mature on June 3, 2013 and the Company incurred no prepayment premiums or penalties in connection with the repayment of amounts under, or termination of, the Prior Loan Agreement. The Prior Loan Agreement was filed as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2011 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Term Loan Agreement, dated December 21, 2012, among the Company, SunTrust Bank and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

December 28, 2012	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer